UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Definitive Proxy Statement

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FibroGen, Inc.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! FIBROGEN, INC. 2025 Annual Meeting Vote by June 3, 2025 11:59 PM ET FIBROGEN, INC. 350 BAY ST, STE 100 # 6009 SAN FRANCISCO, CA 94133 FIBROGEN V71733-P30542 You invested in FIBROGEN, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 4, 2025 8:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/FGEN2025*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect a Class II director to hold office until the 2028 Annual Meeting of Stockholders. Nominee: 1a. Jeffrey L. Edwards 2. To approve a reverse stock split of FibroGen, Inc.’s common stock, including granting our board of directors discretion to determine the final ratio and timing. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To ratify the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. 5. To conduct any other business properly brought before the meeting. For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V71734-P30542